Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of Internet Security Systems, Inc. listed below of our reports dated March 6, 2006, with respect to the consolidated financial statements and schedule of Internet Security Systems, Inc., Internet Security Systems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Internet Security Systems, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005:

Registration Statement No. 333-54670 on Form S-8 (1995 Stock Incentive Plan      (Amended and Restated as of May 24, 2000), 1999 Employee Stock Purchase      Plan, 1999 International Stock Purchase Plan)

Registration Statement No. 333-53279 on Form S-8 (ISS Group, Inc. Restated      1995 Stock Incentive Plan)

Registration Statement No. 333-89563 on Form S-8 (ISS Group, Inc. 1995      Stock Incentive Plan, 1999 Employee Stock Purchase Plan, 1999 International      Employee Stock Purchase Plan, Netrex, Inc. 1998 Stock Plan)

Registration Statement No. 333-62658 on Form S-8 (1999 Network ICE Stock      Option Plan, Restated 1995 Stock Incentive Plan (as Amended and Restated      through May 23, 2001))

Registration Statement No. 333-100954 on Form S-8 (vCIS, Inc. 2001 Stock      Plan, Internet Security Systems, Inc. Restated 1995 Stock Incentive Plan      (as amended and restated as of May 29, 2001), Internet Security Systems,      Inc. 1999 Employee Stock Purchase Plan, Internet Security Systems, Inc.      1999 International Stock Purchase Plan)

Registration Statement No. 333-127584 on Form S-8 (Internet Security Systems, Inc.      2005 Stock Incentive Plan)

/s/ Ernst & Young LLP

Atlanta, Georgia
March 6, 2006